Exhibit 10.21.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 1, 2016 (this “Amendment”), is by and between QUICKEN LOANS INC. (the “Borrower”) and FIFTH THIRD BANK (the “Lender”),

RECITALS

A. The Borrower and the Lender are parties to a Credit Agreement dated as of December 30, 2013, as amended by the First Amendment to Credit Agreement dated as of April 21, 2014, as amended by the Second Amendment to Credit Agreement dated as of December 29, 2014, as amended by the Third Amendment to Credit Agreement dated as of April 24, 2015, and as amended by the Fourth Amendment to Credit Agreement dated as of December 23, 2015, but effective as of December 29, 2015 (as amended and as may be further amended or restated from time to time, the “Credit Agreement”).

B. The parties now desire to amend certain terms of the Credit Agreement as set forth herein.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I           AMENDMENTS. Subject to Article III hereof, the Credit Agreement is amended as follows:

l. l          Section 2.10 of the Credit Agreement is amended to read:

(a) Borrower agrees to pay to Lender an annual facility fee (the “Facility Fee”) at the rate per annum equal to the rate determined from the chart below on the average daily unused amount of the Commitment from and including January 1, 2016 to but excluding the Termination Date. Accrued Facility Fees shall be payable in arrears with respect to the most recently ended calendar year or portion thereof when due in accordance with the requirements of the invoice provided by Lender each January l0, beginning on January 10, 2017, and on the applicable date designated by Lender with respect to the date on which the Commitment terminates (each, a “Specified Fees Payment Date”).

Usage Percentage For Applicable Calendar Quarter or Portion Thereof	Facility Fee (per annum)
less than 20%	[***]
greater than or equal to 20% but less than or equal to 50%	[***]
greater than 50% but less than 80%	[***]
greater than or equal to 80%	[***]

(b)           (i)            [Reserved.]

(ii)                                  [Reserved.]

(iii)                               On the Fourth Amendment Effective Date Borrower is obligated to pay to Lender the Third Commitrnent Fee. The Third Commitment Fee is payable on the same day as the Facility Fee, but if any of the Third Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Third Commitment Fee is due and payable on the date that the Commitment terminates.

(iv)                              On the Anniversary Date Borrower is obligated to pay to Lender the Fourth Commitment Fee. The Fourth Commitment Fee is payable on the same day as the Facility Fee for calendar year 2017, but if any of the Fourth Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Fourth Commitment Fee is due and payable on the date that the Commitment terminates.

(c)                                 (i) Borrower will receive a credit to the Specified Fees due on a Specified Fees Payment Date in an amount equal to the Applicable Percentage of the daily average aggregate balance of Borrower’s Cash Deposits at Lender during the calendar year or portion thereof immediately preceding the applicable Specified Fees Payment Date (the “Operative Year”).

(ii)                                 [Reserved.]

(iii)                              If Borrower is entitled to a credit to the Specified Fees that is greater than the Specified Fees due on that Specified Fees Payment Date (“Excess Credit”), Lender has no obligation to pay Borrower any of the Excess Credit and Borrower may not carry any of the Excess Credit forward to any future Specified Fees (although under separate written agreements with Lender Excess Credit may be credited to other amounts due Lender).

(iv) Subject to subparagraph (iii) immediately above, the credit is applied first to the amount due on the Third Commitment Fee installment then due until satisfied in full, then to the amount due on the Facility Fee due on January 10, 2017, then to the Fourth Commitment Fee installment then due until satisfied in full, and then to the amount due on the Facility Fee for the period on and after January 1, 2017.

ARTICLE II          REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to Lender that:

2.1           The execution, delivery, and performance of this Amendment are within its powers, have been duly authorized by all necessary company action and are not in contravention of any law, the terms of its Articles of Incorporation or By-Laws, as applicable, or of any undertaking to which it is a party or by which it or its properties is bound.

2.2           This Amendment is the legal, valid, and binding obligation of the Borrower, enforceable against it in accordance with the respective terms hereof.

2.3           After giving effect to the amendments herein contained, the representations and warranties in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and no Event of Default or Default exists or is continuing on the date hereof.

ARTICLE Ill         CONDITIONS OF EFFECTIVENESS.

This Amendment is effective as of the date hereof when each of the following conditions is satisfied:

3.1                             This Amendment is duly executed on behalf of the Borrower and the Lender.

3.2          Such other documents and items, and completion of such other matters in connection with this Amendment, as the Lender may reasonably request.

ARTICLE IV        MISCELLANEOUS.

4.1          From and after the date of this Amendment, references in the Credit Agreement or in any other Loan Document to the Credit Agreement are treated as references to the Credit Agreement as amended by this Amendment and as further amended from time to time.

4.2                            The Obligations are due and owing without setoff, counterclaim, or defense.

4.3                            Terms used but not defined herein shall have the same meanings as in the Credit Agreement.

4.4           This Amendment is governed by and construed in accordance with the laws of the State of Michigan.

4.5           The Borrower agrees to pay the reasonable fees and expenses of counsel for the Lender in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.6           This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures and electronic signatures sent in PDF format are treated as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

QUICKEN LOANS INC.

By:
William Emerson, Chief Executive Officer

FlFTH THIRD BANK

By:	/s/ Jessica Pfeifer
Jessica Pfeifer, Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

QUICKEN LOANS INC.

By:	/s/ William Emerson
William Emerson, Chief Executive Officer

FIFTH THIRD BANK

By:
Jessica Pfeifer, Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT